Exhibit No. 15

November 14, 2000

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 20, 2000 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-58187 and 333-02873), Post-Effective Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682 and 333-49227) and Pre-Effective Amendment No. 1 on Form S-3 (No. 33-62496).

Such report is not a "report" or "part" of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants' liability under Section 11 does not extend to such report.

Very truly yours,

PricewaterhouseCoopers LLP

New York, New York